EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



H.E.R.C. PRODUCTS INCORPORATED
Phoenix, Arizona


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement (No. 333- ) of our report dated February 2, 1996, except for Note 13 as to which the date is April 5, 1996, relating to the consolidated financial statements of H.E.R.C. PRODUCTS INCORPORATED and subsidiary appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

Chicago, Illinois
September 30, 1996